UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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HUNTSMAN CORPORATION
(Name of Registrant as Specified in Its Charter)

STARBOARD VALUE LP

STARBOARD VALUE AND OPPORTUNITY MASTER FUND LTD

STARBOARD VALUE AND OPPORTUNITY S LLC

STARBOARD VALUE AND OPPORTUNITY C LP

STARBOARD P FUND LP

STARBOARD VALUE P GP LLC

STARBOARD VALUE R LP

STARBOARD VALUE AND OPPORTUNITY MASTER FUND L LP

STARBOARD VALUE L LP

STARBOARD VALUE R GP LLC

STARBOARD LEADERS ECHO II LLC

STARBOARD LEADERS FUND LP

STARBOARD VALUE A LP

STARBOARD VALUE A GP LLC

STARBOARD X MASTER FUND LTD

STARBOARD G FUND, L.P.

STARBOARD VALUE GP LLC

STARBOARD PRINCIPAL CO LP

STARBOARD PRINCIPAL CO GP LLC

JEFFREY C. SMITH

PETER A. FELD

JAMES L. GALLOGLY

SANDRA BEACH LIN

SUSAN C. SCHNABEL

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Starboard Value LP, together with the other participants named herein (collectively, “Starboard”), has filed a definitive proxy statement and accompanying BLUE proxy card with the Securities and Exchange Commission to be used to solicit votes for the election of its slate of highly-qualified director nominees at the 2022 annual meeting of stockholders of Huntsman Corporation, a Delaware corporation.

Item 1: On March 4, 2022, Starboard issued the following press release announcing its delivery of an open letter to the Company’s stockholders. The full text of the letter is also attached hereto as Exhibit 1 and is incorporated herein by reference:

STARBOARD DELIVERS OPEN LETTER TO HUNTSMAN STOCKHOLDERS

Highlights Company’s History of Failed Operational Execution, Long-Term Share Price Underperformance, Missed Promises, Poor Governance and Compensation Practices, and Problematic ESG Practices

Urges Stockholders Not to Be Fooled by Huntsman’s Latest Round of Investor Day Promises

Believes Company’s Ill-Planned and Reactive Board Refreshment Process and Recent Attempts to Disenfranchise Stockholders Underscores the Need for New Independent Board Members

Urges Stockholders to Demand Accountability and Operational Excellence by Voting FOR Starboard’s Slate of Highly-Qualified and Experienced Nominees on Starboard’s BLUE Proxy Card TODAY

NEW YORK, NY March 4, 2022 /PRNewswire/ -- Starboard Value LP (together with its affiliates, “Starboard” or “we”), one of the largest stockholders of Huntsman Corporation (NYSE: HUN) (“Huntsman” or the “Company”), with an ownership interest of approximately 8.8% of the Company’s outstanding shares, today announced that it has delivered an open letter to Huntsman stockholders detailing why the election of Starboard’s slate of four highly-qualified and experienced nominees at the Company’s upcoming 2022 Annual Meeting of Stockholders is critical to drive accountability and demand operational excellence at Huntsman.

The full text of Starboard’s open letter to Huntsman stockholders can be viewed at the following link:

https://shareholdersforhuntsman.com/shareholder-materials/letter-3-3-22/

About Starboard Value LP

Starboard Value LP is a New York-based investment adviser with a focused and differentiated fundamental approach to investing primarily in publicly traded U.S. companies. Starboard seeks to invest in deeply undervalued companies and actively engage with management teams and boards of directors to identify and execute on opportunities to unlock value for the benefit of all stockholders.

Investor contacts:

Gavin Molinelli, (212) 201-4828

Patrick Sullivan, (212) 845-7947

www.starboardvalue.com

Okapi Partners

Bruce H. Goldfarb/Patrick McHugh

(212) 297-0720

Item 2: On March 4, 2022, Starboard uploaded the following materials to www.shareholdersforhuntsman.com:

SHAREHOLDERS FOR HUNTSMAN
STARBOARD VALUE

Home Our Nominees Shareholder Materials How To Vote Contact

Shareholder Materials

Starboard Delivers Open Letter to Stockholders | March 3, 2022

Transforming Huntsman Corporation | March 1, 2022

Public Letter to the Company | February 17, 2022

Letter to the Stockholders of Huntsman Corporation | February 10, 2022

Definitive Proxy Statement | February 10, 2022

Preliminary Proxy Statement | January 20, 2022

Letter to the Chairman of the Board | January 12, 2022

Starboard Value

Gavin Molinelli
T: 212 201-4828

Patrick Sullivan
T: 212 845-7947

Okapi Partners

Bruce Goldfarb / Pat McHugh
T: 212 297-0720

SHAREHOLDERS FOR HUNTSMAN
STARBOARD VALUE

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